Exhibit 99.1

Virtusa Announces Fourth Quarter and Full Year Fiscal 2015 Consolidated Financial Results

•                  Fourth quarter fiscal 2015 revenue of $126 million increased 2.5% sequentially and 4% on a constant currency basis. (1)

•                  Fourth quarter fiscal 2015 diluted EPS on a GAAP basis was $0.39, inclusive of ($0.01) cumulative impact from acquisition related transaction expenses and foreign currency transaction losses.

•                  Full year fiscal 2015 revenue of $479 million increased 21% year-over-year, and full year fiscal 2015 income from operations increased 24% year-over-year to $52.6 million

•                  Full year fiscal 2015 diluted EPS on a GAAP basis was $1.44, compared to $1.27 for the full year fiscal 2014.

Westborough, MA — (May 11, 2015) Virtusa Corporation (NASDAQ GS: VRTU), a global business consulting and IT outsourcing company that combines innovation, technology leadership and industry solutions to transform the customer experience, today reported consolidated financial results for the fourth quarter and full fiscal year 2015, ended March 31, 2015.

Fourth Quarter Fiscal 2015 Consolidated Financial Results

Revenue for the fourth quarter of fiscal 2015 was $126 million, an increase of 2.5% sequentially and 13% year-over-year.  On a constant currency basis,(1) fourth quarter revenue increased 4% sequentially and 17% year-over-year.

Virtusa reported GAAP income from operations of $14.5 million for the fourth quarter of fiscal 2015, compared to $14.6 million for the third quarter of fiscal 2015, and an increase compared to $12.5 million for the fourth quarter of fiscal 2014.

On a GAAP basis, net income for the fourth quarter of fiscal 2015 was $11.6 million, or $0.39 per diluted share, compared to $11.8 million, or $0.40 per diluted share, for the third quarter of fiscal 2015, and an increase from $10.0 million, or $0.35 per diluted share, for the fourth quarter of fiscal 2014.  GAAP earnings per diluted share for the fourth quarter of 2015 included a ($0.01) cumulative impact from acquisition related transaction expenses and foreign currency transaction losses.

Non GAAP Results:

Non-GAAP income from operations, which excludes stock-based compensation expense and acquisition related expenses, was $19.2 million for the fourth quarter of fiscal 2015, compared to $19.1 million for the third quarter of fiscal 2015, and an increase compared to $16.7 million for the fourth quarter of fiscal 2014.

Non-GAAP net income, which excludes stock-based compensation expense, acquisition related expenses, and foreign currency transaction gains and losses, each net of tax, for the fourth quarter of fiscal 2015 was $15.1 million, or $0.51 per diluted share, compared to $ 15.2 million, or $0.51 per diluted share, for the third quarter of fiscal 2015, and compared to $13.1 million, or $0.45 per diluted share, for the fourth quarter of fiscal 2014.

Fiscal Year 2015 Consolidated Financial Results

For the fiscal year ended March 31, 2015, revenue was $479 million, an increase of 21% compared to $396.9 million for the fiscal year ended March 31, 2014.  This represents revenue growth of 21% in constant currency.

Virtusa reported GAAP income from operations of $52.6 million for fiscal year 2015, an increase of 24% compared to $42.4 million for fiscal year 2014.

On a GAAP basis, net income for fiscal year 2015 was $42.4 million, an increase of 23% compared to $34.4 million for fiscal year 2014.  Earnings per diluted share for fiscal year 2015 was $1.44, an increase compared to $1.27 per diluted share, for fiscal year 2014.

Non GAAP Results:

Non-GAAP income from operations was $68.3 million for fiscal year 2015, an increase of 25% compared to $54.9 million for fiscal year 2014.

Non-GAAP net income for fiscal year 2015 was $54.4 million, or $1.84 per diluted share, an increase compared to $44.0 million, or $1.63 per diluted share, for fiscal year 2014.

Balance Sheet and Cash Flow

The Company ended fiscal year 2015 with $235.9 million of cash, cash equivalents, and short-term and long-term investments.(2)  Cash generated from operations was $17.1 million for the fourth quarter and $48.9 million for the fiscal year 2015.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “The fourth quarter capped off a strong fiscal year 2015 for Virtusa. Our results reflect our leadership position in providing millennial enablement and transformational solutions, which are allowing us to win larger engagements and expand with existing clients.  We enter fiscal year 2016 with the strongest client base in our history, and with meaningful opportunity to continue to grow and scale across our client base. Our recent acquisition of Apparatus further supports our growth objectives by expanding our IT outsourcing solutions, increasing our addressable market and contributing to recurring revenue.”

Ranjan Kalia, Chief Financial Officer, said, “Our fiscal fourth quarter and full year fiscal 2015 results reflect our focused execution and the benefits from the investments we have been making to capture a larger share of our addressable market.  Looking ahead, we believe we are well positioned to deliver on our fiscal year 2016 revenue growth and profitability targets.”

Mr. Kalia continued, “Beginning with the fourth quarter of fiscal year 2015, we have begun supplementing our financial disclosure to include non-GAAP income from operations, net income and EPS metrics. We believe these financial metrics will provide additional insights to measure the operational performance of our business.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  First quarter fiscal 2016 revenue is expected to be in the range of $132.5 to $135.5 million. GAAP diluted EPS is expected to be in the range of $0.33 to $0.35 and non-GAAP diluted EPS is expected to be in the range of $0.48 to $0.50.

•                  Fiscal year 2016 revenue is expected to be in the range of $569 to $587 million. GAAP diluted EPS is expected to be in the range of $1.51 to $1.67 and non-GAAP diluted EPS is expected to be in the range of $2.15 to $2.31.

The Company’s first quarter and fiscal year 2016 diluted EPS estimates an average share count of approximately 29.9 million and 30.0 million, respectively, (assuming no further exercises of stock-based awards) and assume a stock price of $40.66, which was derived from the average closing price of the Company’s stock over the five trading days ended on May 8, 2015.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, May 11, 2015 at 5:00 pm Eastern time to discuss the Company’s fourth fiscal quarter and full fiscal year 2015 financial results, current financial guidance, acquisition of Apparatus, Inc., and other corporate developments. To access this call, please dial 888-211-7311 (domestic) or 913-312-0421 (international). The passcode is 3572128. A replay of this conference call will be available through May 18, 2015 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 3572128.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing, and modernizing their core customer-facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements. As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2011 - 2015 Virtusa Corporation. All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation. All other company and brand names may be trademarks or service marks of their respective holders.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial metrics as defined by Regulation G by the Securities and Exchange Commission. These non-GAAP financial metrics are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial metrics calculated in accordance with GAAP, and may be different from non-GAAP metrics used by other companies. In addition, these non-GAAP metrics should be read in conjunction with Virtusa’s financial statements prepared in accordance with GAAP.

Virtusa believes the following financial metrics will provide additional insights to measure the operational performance of the business.

•                  Virtusa presents constant currency revenue growth rates to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) below for further detail).

•                  Virtusa presents a reconciliation of its cash, cash equivalents, short term and long term investments which Virtusa believes provides insight into its cash position and overall liquidity (see footnote (2) below for further detail).

•                  Virtusa also presents the following consolidated statement of income metrics that exclude acquisition-related charges, stock-based compensation expense and foreign currency transaction gains and losses to provide further insights into the comparison of Virtusa’s operating results among the periods, as well as enhancing comparability with operating results of peer companies:

•                  Non-GAAP income from operations: income from operations, as reported on Virtusa’s consolidated statements of income, excluding stock-based compensation expense and acquisition-related charges.

•                  Non-GAAP operating margin: non-GAAP income from operations as a percentage of reported revenues.

•                  Non-GAAP net income: net income, as reported on Virtusa’s consolidated statements of income, excluding the tax adjusted impact of the following, stock-based compensation, acquisition-related charges and foreign currency transaction gains and losses.

•                 Non-GAAP diluted earnings per share: diluted earnings per share, as reported on Virtusa’s consolidated statements of income, excluding tax adjusted per share impact of the following, stock-based compensation, acquisition-related charges and foreign currency transaction gains and losses.

The following table presents a reconciliation of each non-GAAP financial metric to the most comparable GAAP metric:

	(in thousands, except per share amounts)
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014
GAAP income from operations	$14,478	$12,511	$52,568	$42,412
Add: Stock-based compensation expense	3,124	2,441	11,098	8,166
Add: Acquisition-related charges (a)	1,568	1,737	4,674	4,275
Non-GAAP income from operations	$19,170	$16,689	$68,340	$54,853

GAAP operating margin	11.5%	11.3%	11.0%	10.7%
Effect of above adjustments to income from operations	3.7%	3.7%	3.3%	3.1%
Non-GAAP operating margin	15.2%	15.0%	14.3%	13.8%

GAAP net income	$11,550	$10,047	$42,446	$34,375
Add: Stock-based compensation expense	3,124	2,441	11,098	8,166
Add: Acquisition-related charges(a)	1,568	1,737	4,674	4,275
Add: Foreign currency transaction (gains) losses(b)	155	(38)	357	396
Tax adjustments(c)	(1,281)	(1,089)	(4,202)	(3,228)
Non-GAAP net income	$15,116	$13,098	$54,373	$43,984

GAAP diluted earnings per share	$0.39	$0.35	$1.44	$1.27
Effect of stock-based compensation expense	0.08	0.06	0.28	0.23
Effect of acquisition-related charges (a)	0.04	0.04	0.12	0.12
Effect of foreign currency transaction (gains) losses(b)	0.00	0.00	0.00	0.01
Non-GAAP diluted earnings per share	$0.51	$0.45	$1.84	$1.63

(a) Acquisition-related charges include, when applicable, amortization of purchased intangibles, external deal costs, acquisition-related retention bonuses, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs.

(b) Foreign currency transaction gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes.

(c) Tax adjustments reflect the tax effect of the non-GAAP adjustments using the effective tax rate for the respective periods.

Footnotes

(1) To determine year-over-year constant currency revenue for the Company’s fourth quarter of fiscal 2015, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended March 31, 2014 of 1.66 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended March 31, 2015 of 1.51 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s fourth quarter of fiscal 2015, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended December 31, 2014 of 1.58 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended March 31, 2015 of 1.51 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s ability to integrate the operations of, and achieve expected synergies and operating efficiencies in connection with, acquired businesses, including Virtusa’s most recent acquisition of Apparatus, Inc.; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar, the U.K pound sterling, the Swedish krona, and the euro; the international nature of our business; restrictions on immigration or changes in immigration laws; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa’s senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	March 31, 2015	March 31, 2014
Assets:
Cash and cash equivalents	$124,802	$82,761
Short-term investments	90,414	55,888
Accounts receivable, net	75,431	64,662
Unbilled accounts receivable	27,914	26,548
Prepaid expenses	7,428	9,036
Deferred income taxes	7,639	6,610
Restricted cash	45	2,662
Other current assets	13,565	11,922
Total current assets	347,238	260,089

Property and equipment, net	37,988	35,346
Long-term investments	20,732	62,015
Deferred income taxes	4,764	4,651
Goodwill	50,360	53,448
Intangible assets, net	21,909	28,661
Other long-term assets	6,746	5,215
Total assets	$489,737	$449,425

Liabilities:
Accounts payable	$8,693	$11,002
Accrued employee compensation and benefits	26,915	27,175
Accrued expenses and other current liabilities	23,762	27,299
Income taxes payable	1,834	1,294
Total current liabilities	61,204	66,770
Deferred income taxes	1,996	2,744
Long-term liabilities	2,762	5,841
Total liabilities	65,962	75,355

Stockholders’ equity	423,775	374,070
Total liabilities and stockholders’ equity	$489,737	$449,425

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2014	2015	2014

Revenue	$126,016	$111,100	$478,986	$396,933
Costs of revenue	79,722	68,407	304,422	250,533
Gross profit	46,294	42,693	174,564	146,400
Total operating expenses	31,816	30,182	121,996	103,988

Income from operations	14,478	12,511	52,568	42,412

Other income (expense):
Interest income	1,464	1,104	5,264	3,726
Foreign currency transaction gains (losses)	(155)	38	(357)	(396)
Other, net	(88)	(26)	(75)	182
Total other income	1,221	1,116	4,832	3,512

Income before income tax expense	15,699	13,627	57,400	45,924
Income tax expense	4,149	3,580	14,954	11,549

Net income	$11,550	$10,047	$42,446	$34,375

Basic earnings per share	$0.40	$0.36	$1.48	$1.32
Diluted earnings per share	$0.39	$0.35	$1.44	$1.27
Weighted average number of common shares outstanding
Basic	28,968,939	27,967,187	28,753,102	26,116,516
Diluted	29,809,226	28,890,846	29,555,624	26,973,001

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Twelve Months Ended
	March 31,
	2015	2014
Cash flows provided by operating activities:
Net income	$42,446	$34,375
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,552	11,502
Share-based compensation expense	11,098	8,166
Reversal of contingent consideration	(1,833)	—
Provision for doubtful accounts,net	(134)	750
Loss on disposal of property and equipment	127	53
Deferred income taxes	(2,969)	1,618
Foreign currency losses, net	357	396
Amortization of discounts and premiums on investments, net	1,242	—
Excess tax benefits from stock option exercises	(4,692)	(3,198)
Net changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	(17,128)	(3,429)
Prepaid expenses and other current assets	4,497	(4,905)
Other long-term assets	(603)	(1,598)
Accounts payable	(212)	(228)
Accrued employee compensation and benefits	(4,385)	4,452
Accrued expenses and other current liabilities	4,774	(2,717)
Income taxes payable	1,553	3,886
Other long-term liabilities	1,227	(204)
Net cash provided by operating activities	48,917	48,919
Cash flows used for investing activities:
Proceeds from sale of property and equipment	160	80
Purchase of short-term investments	(14,075)	(23,313)
Proceeds from sale or maturity of short-term investments	38,696	10,802
Purchase of long-term investments	(33,720)	(70,151)
Proceeds from sale or maturity of long-term investments	13,612	800
Business acquisition, net of cash acquired	(2,660)	(21,460)
Decrease (Increase) in restricted cash	2,639	(2,320)
Purchase of property and equipment	(14,729)	(7,482)
Net cash used for investing activities	(10,077)	(113,044)
Cash flows provided by financing activities:
Proceeds from exercise of common stock options	2,740	2,575
Proceeds from issuance of common stock	—	86,227
Borrowing on revolving credit facility	—	20,000
Repayment of revolving credit facility	—	(20,000)
Payment of debt issuance costs	—	(242)
Payment of contingent consideration related to acquisition	(2,087)	—
Principal payments on capital lease obligation	(120)	(18)
Excess tax benefits from stock option exercises	4,692	3,198
Net cash provided by financing activities	5,225	91,740
Effect of exchange rate changes on cash and cash equivalents	(2,024)	(2,053)
Net increase in cash and cash equivalents	42,041	25,562
Cash and cash equivalents, beginning of period	82,761	57,199
Cash and cash equivalents, end of period	$124,802	$82,761

Supplemental Non-GAAP Financial Information as of March 31, 2015 and 2014

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$124,802	$82,761

Short-term investments	90,414	55,888
Long-term investments	20,732	62,015
Total short-term and long-term investments, end of period	111,146	117,903

Total cash and cash equivalents, short-term investments and long-term investments	$235,948	$200,664

Media Contact:

Matt Weaver
Greenough
(617) 275-6514

mweaver@greenough.biz

Investor Contacts:

Staci Strauss Mortenson

ICR

203-682-8273

staci.mortenson@icrinc.com

William Maina

ICR

646-277-1236

william.maina@icrinc.com